Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Broadcom Inc. of our report dated December 14, 2023, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Broadcom Inc.’s Annual Report on Form 10-K for the year ended October 29, 2023.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

December 14, 2023